EXHIBIT 10.11



Mr. Chris New                                               May 21, 2004
Chief Executive Officer
Galaxy Nutritional Foods, Inc.
2441 Viscount Row
Orlando, Florida 32809

RE:      Loan Agreement dated March 10, 2000, as amended

Dear Mr. New:

SouthTrust Bank (the "Bank") has agreed to the following modifications to the above mentioned Loan Agreement:

1) The Bank hereby agrees to the modification of the Tangible Net Worth calculation effective as of December 31, 2003 as follows.

Section 5.01 (a) (j) Tangible Net Worth. The Borrower must maintain a minimum Tangible Net Worth equal to at least Eleven Million and No/100 Dollars ($11,000,000.00). Preferred stock and any employment contract obligation shall be excluded for the purpose of calculating Tangible Net Worth.

2) The Bank hereby agrees to the modification of the Maximum Funded Debt to EBITDA ratio effective as of December 31, 2003 as follows:

Section 5.01 (a) (l) Maximum Funded Debt to EBITDA. The Borrower shall maintain a ratio of Maximum Funded Debt to EBITDA of not greater than 3.25 to 1. The Maximum Funded Debt to EBITDA ratio is only measured annually at the Company's fiscal year end. EBITDA shall be calculated on a rolling four-quarter basis. Any non-cash compensation income/expense related to stock, options and warrants as well as any employment contract expense shall be excluded for the purposes of calculating EBITDA in this ratio.

3) The Bank hereby consents to waive the compliance by the Company with regards to the Maximum Funded Debt to EBITDA Ratio for March 31, 2004 only.

This letter is not to be construed as a waiver of any other covenant or a diminution of the Bank's rights under the Loan Agreement. All other terms and conditions shall remain in full force and effect.

In addition to the above referenced covenant waiver and modifications, the Bank has agreed to modify the pricing on term loan note number 59190 by implementing matrix pricing as follows:


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---------- ----------------------------------- ---------------------------------
  Level            Funded Debt/EBITDA                         Rate
---------- ----------------------------------- ---------------------------------
    1      < 2x                                Prime + 0
---------- ----------------------------------- ---------------------------------
    2      >/= to 2x but < 2.5x                Prime +1/4%
---------- ----------------------------------- ---------------------------------
    3      >/= to 2.5x but < 3x                Prime +1/2%
---------- ----------------------------------- ---------------------------------
    4      >/= to 3x but < 3.5x                Prime +3/4%
---------- ----------------------------------- ---------------------------------
    5      >/= to 3.5x but < 4.5x              Prime + 1%
---------- ----------------------------------- ---------------------------------
    6      >/= 4.5x                            Prime + 11/4%
---------- ----------------------------------- ---------------------------------


Pricing will be measured on a rolling four-quarter EBITDA basis, beginning on June 30, 2004. Each pricing change will be effective the 1st day of the 2nd quarter following the date of measurement. For example, the 1st measurement date will be June 30, 2004. The new pricing based on the June 30, 2004 Funded Debt to EBITDA ratio will take effect on October 1, 2004 and will remain in effect until January 1, 2005, when pricing based on the September 30, 2004 ratio of Funded Debt to EBITDA takes effect.

A loan modification and covenant waiver and modification fee of $50,000 will be due and payable based on the following schedule:

June 1, 2004         $20,000
August 1, 2004       $10,000
October 1, 2004      $10,000
December 1, 2004     $10,000

Should you have any questions regarding the above please call me at (407) 245-7197. Otherwise, please acknowledge your concurrence with these modifications by signing below and returning the original to me no later than the close of business on May 28, 2004. Your signature indicates that you have read this letter and that you are authorized by the Borrower to approve it.

Sincerely,

SOUTHTRUST BANK

/s/ Todd H. Banes

Todd Banes
Group Vice President

Acknowledged and accepted this    11th     day of       June       , 2004.
                              ------------        ----------------


Galaxy Nutritional Foods, Inc.


By:   /s/ Christopher J. New
     ------------------------

Its: Chief Executive Officer
     ------------------------


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